EXHIBIT 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of Reg Technologies Inc.

We consent to the use of our report dated August 22, 2008 on the consolidated financial statements of Reg Technologies Inc. as at April 30, 2008 and 2007 that are included in the Company’s Annual Report Form 20-F/A filing dated March 24, 2009.

In addition, we consent to the reference to us under the heading “Statement by Experts” in the Annual Report Form 20-F/A dated March 24, 2009.

Dated this 24th day of March 2009.

“Smythe Ratcliffe LLP” (signed)

Chartered Accountants

7th Floor, Marine Building 355 Burrard Street, Vancouver, BC Canada V6C 2G8	Fax: 604.688.4675 Telephone: 604.687.1231 Web: SmytheRatcliffe.com